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Exhibit 10.37

SECOND AMENDMENT AND WAIVER

        SECOND AMENDMENT AND WAIVER (this "Amendment") dated as of August 11, 2003 among FIRST HORIZON PHARMACEUTICAL CORPORATION (the "Borrower"), LASALLE BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the LENDERS signatory hereto.

        WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into a Credit Agreement dated as February 11, 2003 as amended by a First Amendment thereto dated as of March 3, 2003 (as amended, the "Credit Agreement"); and

        WHEREAS the Borrower has requested that the Required Lenders amend the Credit Agreement to amend certain covenants and waive certain covenant defaults;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Terms defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement and terms defined in the introductory paragraphs or other provisions of this Amendment shall have the respective meanings attributed to them therein. In addition, the following terms shall have the following meanings (terms defined in the singular having a correlative meaning when used in the plural and vice versa):

          "Effective Date" shall mean August 11, 2003, if this Amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders.

        2.    Amendment to Credits Agreement.

          2.1.    Amendment to Credit Agreement.    Section 9.3 of the Credit Agreement is hereby amended with effect from and after the Effective Date by deleting everything appearing after the phrase "Wholly-Owned Subsidiary of the Borrower" therein and adding the following clause before the period appearing therein:

    "and except that the Borrower may repurchase its outstanding capital stock in an aggregate amount not to exceed $7,900,000 during the term of this Agreement so long as (i) before and after giving effect to such repurchase, no Default or Event of Default shall have occurred and be continuing, (ii) no proceeds of the Loans are used in connection with such repurchase and (iii) the Administrative Agent, at the direction of the Required Lenders, shall have duly acknowledged a written request of the Borrower substantially in the form of Exhibit N submitted by the Borrower to the Administrative Agent outlining the proposed terms of such stock repurchase."

          2.2.    Section 9.7 of the Credit Agreement.    Section 9.7 of the Credit Agreement is hereby amended with effect from and after the Effective Date by deleting the dollar amount "$600,000" appearing therein and substituting the dollar amount "$1,500,000" therefor.

          2.3.    Section 9.9 of the Credit Agreement.    Section 9.9 of the Credit Agreement is hereby amended and restated in its entirety with effect from and after the Effective Date as follows:

            "9.9    Minimum Consolidated EBITDA.    The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:

Fiscal Quarter Ending Closest To	Amount
December 31, 2002 through June 29, 2003	$27,000,000
September 30, 2003	$3,800,000
December 31, 2003	$2,200,000
March 31, 2004	$17,500,000
June 30, 2004	$24,000,000
September 30, 2004	$26,500,000
December 31, 2004 and thereafter	$32,200,000

      Notwithstanding that the foregoing covenant is measured on the last day of a fiscal quarter, compliance is required at all times during such fiscal quarter."

          2.4.    Section 11 of the Credit Agreement.    The definition of "Credit Documents" in Section 11 of the Credit Agreement is hereby amended and restated in its entirety with effect from and after the Effective Date as follows:

          "Credit Documents" shall mean (a) this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty, the Master Letter of Credit Agreement and each Security Document; (b) any Interest Rate Protection Agreement, Foreign Exchange Hedging Agreement and Other Hedging Agreements entered with any Lender or Administrative Agent; and (c) any other instrument or agreement between the Borrower or any Subsidiary and any Lender."

          2.5.    Section 11 of the Credit Agreement.    The definition of "Revolving Loan Maturity Date" is hereby amended with effect from and after the Effective Date by deleting the date "February 11, 2006" appearing therein and substituting the date "August 11, 2006" therefor.

          2.6.    Exhibit N to Credit Agreement.    A new Exhibit N is hereby added on the Effective Date to the Credit Agreement in the form of Exhibit N hereto.

        3.    Waivers to Credit Agreement.    The Borrower has advised the Administrative Agent and the Lenders that the Borrower is not in compliance with Section 9.7 (Capital Expenditures) for the period ended June 30, 2003; Section 9.8 (Consolidated Interest Coverage Ratio) for the Test Period ended March 31, 2003; and Section 9.9 (Minimum Consolidated EBITDA) for the Test Periods ended March 31, 2003 and June 30, 2003. Subject to the terms and conditions of this Amendment, on the Effective Date, the Administrative Agent and the Lenders hereby waive the Borrower's non-compliance with the aforementioned covenants of the Credit Agreement as specifically described above in this Section 3. The Administrative Agent's and the Lenders' waiver of non-compliance with such Sections is limited to the specific instances of failure described above in this Section 3 and shall not be deemed a waiver of or consent to any other failure to comply with the terms of such Sections or any other provisions of the Credit Documents. Such waiver shall not prejudice any right or remedies which the Administrative Agent or the Lenders may have or be entitled to with respect to any such other breach of such Sections or any other breach of any provision of the Credit Documents.

        4.    Bailee Letters.    Borrower acknowledges that it has failed to deliver to the Administrative Agent bailee letters substantially in the form attached as Exhibit O hereto from each of the bailees listed on Schedule I hereto and identified as missing a bailee letter. Borrower represents that Schedule I hereto is a complete list of all bailees holding its or its Subsidiaries (other than International Subsidiaries) Inventory as of the date hereof. Notwithstanding any prior course of performance or dealing by the Administrative Agent and the Borrower contrary to the Credit Agreement, beginning on October 31, 2003, any Inventory of the Borrower or its Subsidiaries (other than International

Subsidiaries) that is stored with a bailee, warehouseman or similar party and not covered by an acknowledged bailee letter or otherwise meeting the requirements of the definition of Eligible Inventory in the Credit Agreement shall not be considered Eligible Inventory and shall be excluded from the calculation of the Borrowing Base.

        5.    Conditions to Effective Date.    The occurrence of the Effective Date shall be subject to the satisfaction, on and as of the Effective Date, of the following conditions precedent:

          (a)   The Borrower, the Subsidiary Guarantor, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

          (b)   After giving effect to the waivers in Section 3, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement and the representations and warranties of the Borrower in Section 7 of the Credit Agreement and in Section 8 hereof shall be true and correct on and as of the Effective Date and Borrower's execution and delivery of this Amendment shall be deemed to constitute an affirmative certification as to the matters specified in this clause (b).

          (c)   The Borrower shall have delivered to the Administrative Agent a copy, duly certified by the secretary or assistant secretary of the Borrower, of (i) resolutions of the Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment and authorizing the borrowings under the Agreement, as amended hereby, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this Amendment.

          (d)   The Borrower shall have delivered to the Administrative Agent a certificate of the secretary or an assistant secretary of the Borrower certifying the names of the Borrower's officers authorized to sign this Amendment and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

          (e)   The Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, such other documents as the Administrative Agent may reasonably request.

          (f)    The Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, a legal opinion from counsel to Borrower in form and substance satisfactory to the Administrative Agent.

          (g)   The Borrower shall have paid to the Administrative Agent an amendment fee in an amount equal to Fifty Thousand Dollars ($50,000), which amendment fee shall be fully earned and non-refundable when paid.

        6.    Effective Date Notice.    Promptly following the occurrence of the Effective Date, the Administrative Agent shall give notice to the parties of the occurrence of the Effective Date, which notice shall be conclusive, and the parties may rely thereon; provided, that such notice shall not waive or otherwise limit any right or remedy of the Administrative Agent or the Lenders arising out of any failure of any condition precedent set forth in Section 5 to be satisfied.

        7.    Ratification.    The parties agree that the Credit Agreement and the other Credit Documents have not lapsed or terminated, are in full force and effect, and are and from and after the Effective Date shall remain binding in accordance with their respective terms, as amended hereby.

        8.    Representations and Warranties.    To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants that:

          (a)    No Breach.    The execution, delivery and performance of this Amendment will not conflict with or result in a breach of, or cause the creation of a Lien or require any consent under, the articles of incorporation of the Borrower, or any applicable law or regulation, or any order, injunction or decree of any court or governmental authority or agency, or any contract to which the Borrower is a party or by which it or its property is bound.

          (b)    Power and Action, Binding Effect.    The Borrower is duly organized and is validly existing as a corporation under the laws of the State of Delaware and has all necessary power and authority to execute, deliver and perform its obligations under this Amendment; the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary action on its part; and this Amendment has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          (c)    Approvals.    No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or any other Person are necessary for the execution, delivery or performance by the Borrower of this Amendment, or for the validity or enforceability thereof.

        9.    Certain Usages.    From and after the Effective Date, each reference to the Credit Agreement in the agreements, documents or instruments referred to or provided for in or delivered under the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended hereby.

        10.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder.

        11.    Governing Law.    This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois.

        12.    Counterparts.    This Amendment may be executed in any number of counterparts and each party hereto may execute any one or more of such counterparts, all of which shall constitute one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

        13.    Expenses.    Whether or not the Effective Date shall occur, without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay, or to reimburse on demand, all reasonable costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, modification, amendment or enforcement of this Amendment and the other agreements, documents and instruments referred to herein, including the reasonable fees and expenses of Gardner Carton & Douglas LLP, special counsel to the Administrative Agent.

[Signature Page Follows.]

        IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

FIRST HORIZON PHARMACEUTICAL CORPORATION
By:	/s/ DARRELL BORNE
Name: Darrell Borne Title: Chief Financial Officer
LASALLE BANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent
By	/s/ PATRICK J. O'TOOLE
Name: Patrick J. O'Toole Title: Vice President
LASALLE BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ PATRICK J. O'TOOLE
Name: Patrick J. O'Toole Title: Vice President

Accepted and Agreed for purposes of
its Guaranty:

FIRST HORIZON SERVICES, LLC
By:	First Horizon Pharmaceutical Corporation
By:	/s/ DARRELL BORNE
Name: Darrell Borne Title: Secretary

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  Exhibit 10.37
SECOND AMENDMENT AND WAIVER